Exhibit 11.1
                         COMDISCO HOLDING COMPANY, INC.
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                      (in thousands except per share data)

     Average shares used in computing earnings per common and common equivalent share were as follows:

                                                                                                          2 months      10 months
                                                                                                             ended         ended
                                                             Years ended September 30,                      July 31,  |    July 31,
(in millions except per share data)                  2006          2005          2004           2003           2002   |      2002
                                               -----------   -----------   -----------    -----------    -----------   |----------
Average common shares issued ................       4,200         4,200         4,200          4,200          4,200   |    225,555
Effect of dilutive options ..................          --            --            --             --             --   |         --
Average common shares held in treasury ......        (169)         (133)           (3)            (1)            --   |    (74,996)
                                              -----------   -----------   -----------    -----------    -----------   |-----------
  Total .....................................       4,031         4,067         4,197          4,199          4,200   |    150,559
                                              ===========   ===========   ===========    ===========    ===========   |===========
Net earnings (loss) to common stockholders .. $    14,577   $    28,705   $    23,690    $   100,373    $   224,153   |$  (540,714)
                                              ===========   ===========   ===========    ===========    ===========   |===========
                                                                                                                      |
Net earnings (loss) per common share:                                                                                 |
 Earnings (loss) per common share-basic:                                                                              |
    Earnings (loss) from continuing                                                                                   |
     operations ............................. $      3.62   $      6.33   $      8.61    $      4.80     $    (8.28)  | $    (6.52)
    Earnings (loss) from discontinued                                                                                 |
     operations .............................          --           .73         (3.21)         19.11           4.27   |       1.91
    Extraordinary gain ......................          --            --            --             --          57.38   |       1.02
    Cumulative effect of change in accounting                                                                         |
      principle .............................          --            --            --             --             --   |         --
                                              -----------   -----------   -----------    -----------    -----------   |-----------
                                              $      3.62   $      7.06   $      5.40    $     23.91    $     53.37   |$     (3.59)
                                              ===========   ===========   ===========    ===========    ===========   |===========
                                                                                                                      |
Net earnings (loss) per common share-diluted:                                                                         |
    Earnings (loss) from continuing                                                                                   |
     operations ............................. $      3.62   $      6.33   $      8.61     $    4.80     $     (8.28)  |$     (6.52)
    Earnings (loss) from discontinued                                                                                 |
     operations .............................          --           .73         (3.21)        19.11            4.27   |       1.91
    Extraordinary gain ......................          --            --            --            --           57.38   |       1.02
    Cumulative effect of change in accounting                                                                         |
      principle .............................          --            --            --            --              --   |         --
                                              -----------   -----------   -----------    -----------   -----------    |-----------
                                              $      3.62   $      7.06   $      5.40     $   23.91      $    53.37   |$     (3.59)
                                              ===========   ===========   ===========    ===========    ===========   |===========

     In accordance with Statement of Financial Accounting Standards No. 128-Earnings Per Share, no potential common shares (the assumed exercise of stock options) are included in the computation of any diluted per share amount when a loss from continuing operations exists.